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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): November 30, 2006


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                           Meta Financial Group, Inc.
             (Exact name of registrant as specified in its charter)


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         Delaware                         0-22140                42-1406262
(State or other jurisdiction of       (Commission File         (IRS Employer
incorporation or organization)             Number)           Identification No.)

                   121 East Fifth Street, Storm Lake, IA 50588
               (Address of principal executive offices)(Zip Code)


Registrant's telephone number, including area code: (712) 732-4117

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

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                                TABLE OF CONTENTS

Section 2     Financial Information

Item 2.06     Material Impairments

Signatures





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Section 2 - Financial Information

Item 2.06   Material Impairments

            (a) The Registrant and its subsidiary, MetaBank (the "Bank"), on November 30, 2006 determined that a material amount of its assets were impaired under generally accepted accounting principles. The assets affected include commercial operating loans totaling approximately $3.9 million. The loans are secured by construction equipment, accounts receivable, and other assets of a road paving company (the "Company"). Upon review of the assets of the Company, the Bank has determined that it is probable that it will be unable to collect all principal and interest amounts due according to the contractual terms of the loan agreements.

            (b) The Registrant has estimated its range of possible loss on the impaired assets at between $1.05 million and $1.96 million. The Bank had previously established a specific allowance against these assets of $756,000, and plans to increase this allowance by an additional $690,000.

            (c) The Registrant has estimated that future cash expenditures associated with the resolution of all matters surrounding these impaired assets, including legal and other costs will be between $50,000 and $175,000.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    META FINANCIAL GROUP, INC.

                              By:   /s/ Jonathan M. Gaiser
                                    --------------------------------------------
                                    Jonathan M. Gaiser
                                    Senior Vice President, Secretary, Treasurer,
                                    and Chief Financial Officer

Dated:  December 6, 2006